UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

April 30, 2010

Live Nation Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32601	20-3247759
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

9348 Civic Center Drive Beverly Hills, California	90210
(Address of principal executive offices)	(Zip Code)

(310) 867-7000

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information set forth under Item 2.03 “Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” is incorporated into this Item 1.01 by reference.

Fifth Supplemental Indenture

On April 30, 2010, Ticketmaster Entertainment LLC, a Delaware limited liability company (“Ticketmaster”), and Ticketmaster Noteco, Inc., a Delaware corporation (“Noteco”), both wholly-owned subsidiaries of Live Nation Entertainment, Inc., a Delaware corporation (the “Company” or “Live Nation”), the guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), executed a Fifth Supplemental Indenture (the “Fifth Supplemental Indenture”) supplementing the 2016 Indenture dated as of July 28, 2008 (as amended, supplemented, waived or otherwise modified, the “2016 Indenture”), by and among Ticketmaster Entertainment, Inc., a Delaware corporation (the “Initial Issuer”), the guarantors named therein and the Trustee, pursuant to which the Initial Issuer issued the 10.75% Senior Notes due 2016 (the “2016 Notes”). The Fifth Supplemental Indenture amended the terms of the 2016 Indenture in the manner set forth in Live Nation’s consent solicitation statement dated as of April 22, 2010, relating to the 2016 Notes. Pursuant to the terms of the consent solicitation statement, the amendments took effect on May 6, 2010 and amended the 2016 Indenture to substantially conform the 2016 Notes to the 2018 Notes (as hereinafter defined).

Sixth Supplemental Indenture

On May 6, 2010, in connection with the mergers of Ticketmaster and Noteco, respectively, with and into Live Nation, Live Nation, the then existing guarantors under the 2016 Indenture, certain of Live Nation’s subsidiaries (the “New Guarantors”), and the Trustee, executed a Sixth Supplemental Indenture (the “Sixth Supplemental Indenture”) supplementing the 2016 Indenture. Pursuant to the Sixth Supplemental Indenture, Live Nation, as surviving corporation of the above-described mergers, assumed the obligations of Ticketmaster and Noteco as issuer under the 2016 Indenture and the 2016 Notes, including any reporting obligations. In addition, pursuant to the Sixth Supplemental Indenture, the New Guarantors became guarantors of Live Nation’s obligations under the 2016 Notes.

2018 Indenture

On May 6, 2010, in connection with the private offering and sale of $250.0 million in aggregate principal amount of Live Nation’s 8.125% Senior Notes due 2018 (“the 2018 Notes”), Live Nation, the guarantors party thereto, and the Trustee executed an indenture relating to the 2018 Notes (the “2018 Indenture”).

Credit Agreement

On May 6, 2010, the Company replaced the existing Ticketmaster and Live Nation credit facilities by entering into a Credit Agreement (the “Credit Agreement”), dated as of May 6, 2010, among the Company, as borrower, certain subsidiaries of the Company, as guarantors, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, JPMorgan Chase Bank, N.A., Toronto branch, as Canadian agent, J.P. Morgan Europe Limited, as London agent, Goldman Sachs Lending Partners LLC and Deutsche Bank Trust Company Americas, as co-syndication agents, J.P. Morgan Securities Inc., Goldman Sachs Lending Partners LLC and Deutsche Bank Securities Inc., as joint lead arrangers and J.P. Morgan Securities Inc., Goldman Sachs Lending Partners LLC and Deutsche Bank Securities Inc. as joint bookrunners and the other parties party thereto.

The Credit Agreement provides for $1.2 billion in credit facilities consisting of: (i) a $100.0 million, five and one half-year term loan A facility, (ii) a $800.0 million, six and one half-year term loan B facility and (iii) a $300.0 million, five year revolving loan facility, with the right (subject to certain conditions) to increase such facilities by up to $300.0 million in the aggregate. The five year revolving loan facility provides for borrowings up to the amount of the facility with sublimits of up to (i) $150.0 million to be available for the issuance of letters of credit, (ii) $50.0 million to be available for swingline loans and (iii) $100.0 million to be available for borrowings in foreign currencies. Certain foreign subsidiaries of the Company may be designated as foreign borrowers for purposes of the revolving loan facility (subject to certain sublimits).

Under the Credit Agreement, revolving loans and loans under the term loan A facility bear interest, at the Company’s option, at an annual rate of LIBOR plus 3.00% or the base rate plus 2.00%, subject to stepdowns based on the Company’s leverage ratio, and loans under the term loan B facility bear interest, at the Company’s option, at an annual rate of LIBOR plus 3.00% or base rate plus 2.00%, subject to stepdowns based on the Company’s leverage ratio and with a LIBOR floor of 1.50% and a base rate floor of 2.50%. The Company is required to pay a commitment fee equal to 0.50% per annum on the undrawn portion available under the revolving loan facility and variable per annum fees in respect of outstanding letters of credit.

During the first five and one-quarter years after the closing date, the Company will be required to make quarterly amortization payments on the term loan A facility, at a rate ranging from 5% of the original principal amount in the first year of the facility to 40% in the last half-year of the facility. During the first six and one-quarter years after the closing date, the Company will be required to make quarterly amortization payments on the term loan B facility at a rate of 0.25% of the original principal amount thereof. The Company is also required to make mandatory prepayments of the loans under the Credit Agreement, subject to specified exceptions, from excess cash flow, and with the proceeds of asset sales, debt issuances and specified other events.

The Company’s obligations under the Credit Agreement will be guaranteed by the majority of the Company’s direct and indirect domestic subsidiaries, subject to certain exceptions, and the obligations of the foreign subsidiary borrowers, if any, will be guaranteed by the Company, the majority of the Company’s direct and indirect domestic subsidiaries and by certain of the Company’s wholly-owned foreign subsidiaries. The obligations under the Credit Agreement and the guarantees are secured by a lien on substantially all of the tangible and intangible personal property of the Company and the domestic subsidiaries that are guarantors, and by a pledge of substantially all of the shares of stock, partnership interests and limited liability company interests of the Company’s direct and indirect domestic subsidiaries and 65% of each class of capital stock of any first-tier foreign subsidiaries, subject to limited exceptions.

The Credit Agreement contains a number of covenants and restrictions that, among other things, require the Company to satisfy certain financial covenants and restrict the Company’s and its subsidiaries’ ability to incur additional debt, pay dividends and make distributions, make certain investments and acquisitions, repurchase its stock and prepay certain indebtedness, create liens, enter into agreements with affiliates, modify the nature of its business, enter into sale-leaseback transactions, transfer and sell material assets and merge or consolidate. Non-compliance with one or more of the covenants and restrictions could result in the full or partial principal balance of the Credit Agreement becoming immediately due and payable.

Item 1.02	Termination of a Material Definitive Agreement

In connection with the issuance of the 2018 Notes and entering into the Credit Agreement, the Company used a portion of the net proceeds from the 2018 Notes offering and Credit Agreement to repay all outstanding amounts under its and Ticketmaster’s existing credit facilities and to terminate those facilities.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated into this Item 2.03 by reference.

The Company completed the offering of the 2018 Notes on May 6, 2010. The 2018 Notes were sold in a private offering in reliance on Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The 2018 Notes have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

The 2018 Notes will bear interest at the rate of 8.125% per annum. Interest on the 2018 Notes will be payable on May 15 and November 15 of each year, beginning on November 15, 2010. The 2018 Notes will mature on May 15, 2018. Prior to May 15, 2013, the Company may redeem up to 35% of the 2018 Notes from the proceeds of certain equity offerings at 108.125% of the principal amount, plus accrued and unpaid interest, if any, to the date of redemption. The Company may redeem some or all of the 2018 Notes at any time prior to May 15, 2014, at a price equal to 100% of the principal amount, plus any accrued and unpaid interest to the date of redemption, plus a “make-whole” premium based on a discount rate equal to the yield on a comparable U.S. Treasury Security plus 50 basis points. In addition, on or after May 15, 2014, the Company may redeem some or all of the 2018 Notes at any time at redemption prices that start at 104.063% of their aggregate principal amount. The Company is required to offer to purchase the 2018 Notes at 101% of their aggregate principal amount, plus accrued interest to the repurchase date, if it experiences specific kinds of changes in control.

The 2018 Notes are the Company’s senior unsecured obligations and will rank equal in right of payment with all of its existing and future senior obligations and senior to its subordinated indebtedness. The 2018 Notes are unconditionally guaranteed by certain of the Company’s subsidiaries. The guarantees are unsecured and will rank equal in right of payment with all of the existing and future senior obligations of such guarantors. The 2018 Notes and the guarantees will be effectively subordinated to the Company’s existing and future secured indebtedness to the extent of the assets securing that indebtedness.

If an event of default as defined in the 2018 Indenture occurs and is continuing (other than specified events of bankruptcy or insolvency with respect to the Company), the trustee or the holders of at least 25% in principal amount of the outstanding 2018 Notes may declare all the outstanding 2018 Notes to be due and payable immediately. If an event of default relating to specified events of bankruptcy or insolvency with respect to the Company occurs, all the outstanding 2018 Notes will immediately become due and payable without any declaration or other act on the part of the trustee or any holders of the 2018 Notes.

The 2018 Indenture contains covenants that will limit, among other things, the Company’s ability and the ability of the Company’s restricted subsidiaries to:

•	incur certain additional indebtedness and issue preferred stock;

•	make certain distributions, investments and other restricted payments;

•	sell certain assets;

•	agree to any restrictions on the ability of restricted subsidiaries to make payments to the Company;

•	create certain liens;

•	merge, consolidate or sell substantially all of the Company’s assets; or

•	enter into certain transactions with affiliates.

These covenants are subject to important exceptions and qualifications and many of these covenants will not be applicable during any period of time when the 2018 Notes have an investment grade rating.

Item 8.01	Other Events

On May 6, 2010, Live Nation issued a press release announcing the completion of its offering of the 2018 Notes and entry into the Credit Agreement. A copy of that press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibit

99.1	Press release issued by Live Nation Entertainment, Inc. on May 6, 2010.

Forward Looking Statements

Certain statements in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Live Nation wishes to caution its investors that there are some known and unknown factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Live Nation investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. All subsequent written and oral forward-looking statements by or concerning Live Nation are expressly qualified in their entirety by the cautionary statements above. Live Nation does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Live Nation Entertainment, Inc.

By:	/s/ MICHAEL ROWLES
Michael Rowles
Executive Vice President, General Counsel and Secretary

May 6, 2010

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press Release issued by Live Nation Entertainment, Inc. on May 6, 2010.